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                                                                    EXHIBIT 10.1

                               SECURITY AGREEMENT

                              Dated March 25, 2002

                                      From

                         The Grantors referred to herein

                                   AS GRANTORS

                                       to

                              THE BANK OF NEW YORK

                              AS COLLATERAL TRUSTEE

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                          T A B L E O F C O N T E N T S

SECTION                                                                                                     PAGE
Section 1.        Grant of Security...........................................................................2

Section 2.        Security for Obligations; Limitation of Liability...........................................7

Section 3.        Grantors Remain Liable......................................................................8

Section 4.        Delivery and Control of Security Collateral.................................................8

Section 5.        Maintaining Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights......9

Section 6.        Representations and Warranties..............................................................9

Section 7.        Further Assurances..........................................................................13

Section 8.        As to Equipment and Inventory...............................................................14

Section 9.        Insurance...................................................................................15

Section 10.       Post-Closing Changes; Bailees; Collections on Assigned Agreements, Receivables and Related
                  Contracts...................................................................................15

Section 11.       As to Intellectual Property Collateral......................................................17

Section 12.       Voting Rights; Dividends; Etc...............................................................19

Section 13.       As to Letter-of-Credit Rights...............................................................20

Section 14.       Transfers and Other Liens; Additional Shares................................................20

Section 15.       Collateral Trustee Appointed Attorney-in-Fact...............................................20

Section 16.       Collateral Trustee May Perform..............................................................21

Section 17.       The Collateral Trustee's Duties.............................................................21

Section 18.       Remedies....................................................................................21

Section 19.       Indemnity and Expenses......................................................................24

Section 20.       Amendments; Waivers; Additional Grantors; Etc...............................................24

Section 21.       Notices; Etc................................................................................24

Section 22.       Continuing Security Interest; Assignments...................................................24

Section 23.       Release; Termination........................................................................25

Section 24.       Security Interest Absolute..................................................................25

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
Section 25.       Execution in Counterparts...................................................................26

Section 26.       Governing Law...............................................................................26

Schedules I       -     Location, Chief Executive Office, Place Where Agreements Are Maintained, Type Of
                        Organization, Jurisdiction Of Organization And Organizational Identification Number
Schedule II       -     Pledged Equity and Pledged Debt
Schedule III      -     Locations of Equipment and Inventory
Schedule IV       -     Changes in Name, Location, Etc.
Schedule V        -     Patents, Trademarks and Trade Names and Licenses

Exhibits

Exhibit A         -     Form of Security Agreement Supplement
Exhibit B         -     Form of Securities Account Control Agreement (Securities Account)
Exhibit C         -     Form of Intellectual Property Security Agreement
Exhibit D         -     Form of Intellectual Property Security Agreement Supplement
Exhibit E         -     Form of Warehouseman's Notice

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                               SECURITY AGREEMENT

               SECURITY AGREEMENT dated March 25, 2002 made by Avaya Inc., a Delaware corporation (the "COMPANY"), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 20) (the Company, the Persons so listed and the Additional Grantors being, collectively, the "GRANTORS"), to The Bank of New York, not in its individual capacity but solely as collateral trustee (together with any successor Collateral Trustee appointed pursuant to Article VII of the Collateral Trust Agreement (as hereinafter defined), the "COLLATERAL TRUSTEE") for the Secured Holders (as defined in the Collateral Trust Agreement).

               PRELIMINARY STATEMENTS.

               (1) The Company has entered into a 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of August 28, 2001, as amended by Amendment No. 1 dated as of February 8, 2002 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "364-DAY CREDIT AGREEMENT") with the Lenders and the Agent (each as defined therein).

               (2) The Company has entered into a Five Year Competitive Advance and Revolving Credit Facility Agreement dated as of September 25, 2000, as amended by Amendment No. 1 dated as of August 10, 2001 and by Amendment No. 2 dated as of February 8, 2002 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "FIVE YEAR CREDIT AGREEMENT", and, together with the 364-Day Credit Agreement, the "SENIOR CREDIT FACILITIES") with the Lenders (as defined therein and, together with the Lenders under the 364-Day Credit Agreement, the "SENIOR LENDERS") and the Agent (as defined therein).

               (3) The Company will issue 11.125% Senior Secured Notes due 2009 (as amended, restated, supplemented or otherwise modified, the "NOTES"), pursuant to an Indenture, dated as of October 31, 2001, as supplemented by a second supplemental indenture to be dated March 28, 2002 (as amended, restated, supplemented or otherwise modified, the "INDENTURE") with The Bank of New York, as trustee.

               (4) Pursuant to the terms of the Senior Credit Facilities and the Indenture, the Grantors are entering into this Agreement in order to grant to the Collateral Trustee for its benefit and for the ratable benefit of the Representatives (as defined in the Collateral Trust Agreement) and the Secured Holders a security interest in the Collateral (as hereinafter defined).

               (5) Each Grantor is the owner of the shares of stock or other equity interests (the "INITIAL PLEDGED EQUITY") set forth opposite such Grantor's name on and as otherwise described in Part I of Schedule II hereto and issued by the Persons named therein and of the indebtedness (the "INITIAL PLEDGED DEBT") set forth opposite such Grantor's name on and as otherwise described in Part II of Schedule II hereto and issued by the obligors named therein.

               (6) The Collateral Trustee has agreed, pursuant to the terms of the Collateral Trust Agreement dated as of March 25, 2002 (as amended, restated, supplemented or otherwise modified, the "COLLATERAL TRUST AGREEMENT"), among the Grantors and the Collateral Trustee, to

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accept the pledge and assignment, and the grant of a security interest, under this Agreement as security for the Secured Obligations (as hereinafter defined).

               (7) In order to induce the Senior Lenders to continue to make advances under each of the Senior Credit Facilities, and to satisfy a condition precedent to the issuance of the Notes, the Grantors are granting the assignment and security interest and making the pledge and assignment contemplated by this Agreement.

               (8) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Senior Credit Facilities and the Indenture.

               (9) Terms defined in the Five Year Credit Agreement or the Collateral Trust Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Five Year Credit Agreement or the Collateral Trust Agreement, as applicable. Further, unless otherwise defined in this Agreement or in the Five Year Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) and/or in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such
Article 8 or 9 and/or the Federal Book Entry Regulations. "UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; PROVIDED that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. The term "FEDERAL BOOK ENTRY REGULATIONS" means (a) the federal regulations contained in Subpart B ("TREASURY/RESERVE AUTOMATED DEBT ENTRY SYSTEM (TRADES)") governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("ADDITIONAL PROVISIONS") of 31 C.F.R. Part 357, 31 C.F.R. Section 357.2, Section 357.10 through Section 357.14 and Section 357.41 through Section
357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

               NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Collateral Trustee for its benefit and for the ratable benefit of the Representatives and the Secured Holders as follows:

               SECTION 1. GRANT OF SECURITY. Each Grantor hereby pledges to the Collateral Trustee, for its benefit and for the ratable benefit of the Representatives and the Secured Holders, and hereby grants to the Collateral Trustee, for its benefit for the ratable benefit of the Representatives and the Secured Holders, a security interest in, such Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "COLLATERAL"):

               (a) all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft, furniture and fixtures, and all parts thereof and all accessions thereto and all software related thereto, including, without

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     limitation, software that is imbedded in and is part of the equipment (any and all such property being the "EQUIPMENT");

               (b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, and all software related thereto, including, without limitation, software that is imbedded in and is part of the inventory (any and all such property being the "INVENTORY");

               (c) all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the "RECEIVABLES", and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the "RELATED CONTRACTS");

               (d)   the following (the "SECURITY COLLATERAL"):

                    (i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

                    (ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

                    (iii) all additional shares of stock and other equity interests of or in any issuer of the Initial Pledged Equity (other than any foreign Subsidiary), any other domestic Subsidiary (other than any Excluded Subsidiary, Avaya Finance Inc. and Avaya Technology Corp.) of such Grantor or any successor entity from time to time acquired by such Grantor in any manner (such shares and other

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          equity interests, together with the Initial Pledged Equity, being the
          "PLEDGED EQUITY"), and the certificates, if any, representing such additional shares or other equity interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other equity interests and all subscription warrants, rights or options issued thereon or with respect thereto;

                    (iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the "PLEDGED DEBT") and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

                    (v) to the extent that any of the following shall have a value in excess of $10,000,000 and to the extent that the aggregate value of all of the following exceeds $25,000,000, all investment property (other than equity interests in foreign Subsidiaries and other than equity interests in any Excluded Subsidiary) of such Grantor (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all subscription warrants, rights or options issued thereon or with respect thereto;

                    (e) each Hedge Agreement to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (the "ASSIGNED AGREEMENTS"), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "AGREEMENT COLLATERAL");

                    (f)   the following (collectively, the "ACCOUNT
     COLLATERAL"):

                          (i) all deposit accounts and all funds from time to time credited thereto (including, without limitation, the proceeds of all Marketable Securities), all interest, dividends, distributions, cash, instruments and other

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          property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing each deposit account;

                         (ii)   to the extent not included in subsection
          (d) above, all promissory notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Trustee for or on behalf of such Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

                         (iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

                    (g) the following (collectively, the "INTELLECTUAL PROPERTY COLLATERAL"):

                         (i) all United States patent applications, utility models, and statutory invention registrations, including, without limitation, the patents and patent applications set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by supplements to this Agreement, each such supplement being in substantially the form of Exhibit D hereto (an "IP SECURITY AGREEMENT SUPPLEMENT"), executed and delivered by such Grantor to the Collateral Trustee from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, all inventions therein, all rights therein provided by international treaties or conventions and all improvements thereto, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "PATENTS");

                         (ii) all United States trademarks (including, without limitation, service marks), certification marks, collective marks, trade dress, logos, domain names, product configurations, trade names, business names, corporate names and other source identifiers, whether or not registered, whether currently in use or not, including, without limitation, all common law rights and registrations and applications for registration thereof, including, without limitation, the United States trademark registrations and United States trademark applications set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Collateral Trustee from time to time), and all other marks registered in the U.S. Patent and Trademark Office or in any office or agency of any State or Territory of the United States (but excluding any United States intent-to-use trademark application prior to the filing and acceptance of a Statement of Use or an Amendment to allege use in connection therewith to the extent that a valid security interest may not be taken in such an intent-to-use trademark application under applicable law), and all rights therein provided by

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          international treaties or conventions, all reissues, extensions and renewals of any of the foregoing, together in each case with the goodwill of the business connected therewith and symbolized thereby, and all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "TRADEMARKS");

                         (iii) all United States copyrights, copyright applications, copyright registrations and like protections in each work of authorship, whether statutory or common law, whether published or unpublished, any renewals or extensions thereof, all copyrights of works based on, incorporated in, derived from, or relating to works covered by such copyrights, together with all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "COPYRIGHTS");

                         (iv) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, to the extent that any of the foregoing exists in the United States (the "TRADE SECRETS");

                         (v) all United States software, including, without limitation, computer software programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware, and documentation and materials relating thereto, and all rights with respect to the foregoing, together with any and all warranties, service contracts, program services, test rights, maintenance rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing (the "COMPUTER SOFTWARE");

                         (vi) all license agreements, permits, authorizations and franchises, whether with respect to the Patents, Trademarks, Copyrights, Trade Secrets or Computer Software, or with respect to the patents, trademarks, copyrights, trade secrets, computer software or other proprietary right of any other Person, including, without limitation, the license agreements set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Collateral Trustee from time to time) but excluding authorized dealer agreements, and all income, royalties and other payments now or hereafter due and/or payable with respect thereto, subject, in each case, to the terms of such license agreements, permits, authorizations and franchises, (the "LICENSES"); and

                         (vii) any and all claims for damages for past, present and future infringement, misappropriation or breach with respect to the Patents, Trademarks, Copyrights, Trade Secrets, Computer Software or Licenses, with the right, but not

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          the obligation, to sue for and collect, or otherwise recover, such damages ("INTELLECTUAL PROPERTY CLAIMS");

                    (h) all books and records (including, without limitation, customer lists, credit files, computer programs, software, printouts and other computer materials and records) of such Grantor pertaining to any of the Collateral; and

                    (i) all proceeds of, collateral for, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through
          (h) of this Section 1 and this clause (i)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Trustee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (B) cash;

         PROVIDED, that (i) Equipment shall not include any aircraft that is the subject of a sale and leaseback or other financing lease transaction,
         (ii) with respect to the security interest granted by each Grantor, any Equity Interest held by any Grantor in any Subsidiary that is not a domestic Subsidiary (other than Avaya (Gibraltar) Investments Limited, a corporation organized under the laws of Gibraltar, and Avaya International Enterprises Limited, a corporation organized under the laws of the Republic of Ireland) shall not be included, (iii) Intellectual Property Collateral shall not include any right to sell, license or transfer to Avaya International Enterprises Limited or an Subsidiary thereof economic or beneficial rights to utilize outside the United States and Canada any Patents, Trademarks, Copyrights, Trade Secrets, Computer Software, Licenses or Intellectual Property Claims with respect thereto. Anything to the contrary notwithstanding (w) nothing contained in this Agreement shall be construed as granting a Lien on any real property of any Grantor, (x) no Grantor shall grant, pledge or otherwise transfer any interest in any property or rights therein that would give rise to an income inclusion pursuant to Section 956 of the Code, (y) the pledge, security interest and lien granted in this Section 1 shall be released in certain of the Collateral as and to the extent set forth in the Receivables Intercreditor Agreement, at which time such property shall no longer constitute Collateral and (z) nothing in this Agreement shall prohibit the sale, license or transfer of economic or beneficial rights of Intellectual Property Collateral among Grantors or the dissolution of Avaya (Gibraltar) Investments Limited.

               SECTION 2.    SECURITY FOR OBLIGATIONS; LIMITATION OF LIABILITY.
(a) This Agreement secures, in the case of each Grantor, the payment of all of the Secured Obligations (as defined in the Collateral Trust Agreement) of itself and each other Grantor. Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by any Grantor to any Secured Holder under the Secured Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

               (b) Each Grantor, and by its acceptance of this Agreement, the Collateral Trustee, each Representative and each Secured Holder, hereby confirms that it is the intention of

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all such Persons that this Agreement and the obligations of each Grantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the obligations of each Grantor hereunder. To effectuate the foregoing intention, the Collateral Trustee, the Representatives, the Secured Holders and the Grantors hereby irrevocably agree that the Secured Obligations of each Grantor under this Agreement at any time shall be limited to the maximum amount as will result in the Secured Obligations of such Grantor under this Agreement not constituting a fraudulent transfer or conveyance for purposes of Bankruptcy Law. For purposes hereof, "BANKRUPTCY LAW" means any proceeding of the type referred to in Section 6(g) or (h) of the Five Year Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

               SECTION 3. GRANTORS REMAIN LIABLE. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor's Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Trustee of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) none of the Collateral Trustee, any Representative or any Secured Holder shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Collateral Document, nor shall any of the Collateral Trustee, any Representative or any Secured Holder be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

               SECTION 4.    DELIVERY AND CONTROL OF SECURITY COLLATERAL.
(a) All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Trustee. The Collateral Trustee shall have the right, upon the occurrence and during the continuance of an Event of Default, to transfer to or to register in the name of the Collateral Trustee or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 12(a).

               (b) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will use its commercial good faith efforts to cause the issuer thereof to agree in an authenticated record with such Grantor and the Collateral Trustee that upon receipt by such issuer of a certificate from the Collateral Trustee to the effect that an Actionable Default has occurred and is continuing such issuer will comply with instructions with respect to such security originated by the Collateral Trustee without further consent of such Grantor, such authenticated record to be in substantially the form of Exhibit C hereto or otherwise in form and substance reasonably satisfactory to the Collateral Trustee.

               (c) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a security entitlement in which the Collateral Trustee is

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not the entitlement holder, such Grantor will use its commercial good faith efforts to cause the securities intermediary with respect to such security entitlement to agree in an authenticated record with such Grantor and the Collateral Trustee that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which such Grantor has a security entitlement) originated by the Collateral Trustee without further consent of such Grantor, such authenticated record to be in substantially the form of Exhibit C hereto or otherwise in form and substance reasonably satisfactory to the Collateral Trustee (such agreement being a "SECURITIES ACCOUNT CONTROL AGREEMENT").

               (d) No Grantor will change or add any securities intermediary that maintains any securities account in which any of the Collateral is credited or carried, or change or add any such securities account, in each case without first complying with the above provisions of this Section 4 in order to perfect the security interest granted hereunder in such Collateral.

               SECTION 5. MAINTAINING ELECTRONIC CHATTEL PAPER, TRANSFERABLE RECORDS AND LETTER-OF-CREDIT RIGHTS. So long as any Secured Obligation of any Grantor shall remain unpaid:

               (a) Each Grantor will maintain all (i) electronic chattel paper so that the Collateral Trustee has control of the electronic chattel paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Collateral Trustee has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record ("UETA"); and

               (b) Each Grantor will maintain all letter-of-credit rights assigned to the Collateral Trustee so that the Collateral Trustee, to the extent required by Section 12(b), has control of the letter-of-credit rights in the manner specified in Section 9-107 of the UCC.

               SECTION 6. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants as follows:

                    (a)     Such Grantor's exact legal name, as defined in
     Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office, and the office in which it maintains the original copies of each Assigned Agreement and Related Contract to which such Grantor is a party and all originals of all chattel paper that evidence Receivables of such Grantor, in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all respects. Such Grantor has not previously changed its name, location, chief executive office, place where it maintains its agreements, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule IV hereto.

                    (b) All of the Equipment and Inventory of such Grantor are located at the places specified therefor in Schedule III hereto, as such Schedule III may be amended from time to time pursuant to
     Section 8(a). Until July 1, 2001, such Grantor had not

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     previously changed the location of its Equipment and Inventory except as set forth in Schedule IV hereto. All Security Collateral consisting of certificated securities and instruments shall have been delivered to the Collateral Trustee no later than March 28, 2002. Other than Receivables or Agreement Collateral having an aggregate face amount of not more than $5,000,000, none of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument that will not have been delivered to the Collateral Trustee on or prior to March 28, 2002.

                    (c) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for certain beneficial and economic rights to the Intellectual Property Collateral owned by Avaya International Enterprises Limited or any Subsidiary thereof and for the security interest created under this Agreement or permitted under the Senior Credit Facilities. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Trustee relating to the Collateral Documents or as otherwise permitted under the Senior Credit Facilities. Such Grantor has only the trade names listed on
     Schedule V hereto.

                    (d) Such Grantor has exclusive possession and control of the Equipment and Inventory other than (x) Inventory stored at any leased premises or warehouse and (y) Equipment having a value not more than $5,000,000 that is used by suppliers in the productions of Inventory of the Company and its Subsidiaries. With respect to the Inventory stored at the leased premises of Celestica Corporation, a landlord's or warehouseman's agreement, in substantially the form of Exhibit E shall be in effect by no later than March 28, 2002. In the case of Equipment and Inventory located on leased premises or in warehouses, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment or Inventory is located has (i) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any Equipment or Inventory, (ii) issued any document for any of such Grantor's Equipment or Inventory, (iii) received notification of any secured party's interest (other than the security interest granted hereunder) in such Grantor's Equipment or Inventory or (iv) any Lien, claim or charge (based on contract, statute or otherwise) on such Equipment and Inventory.

                    (e) The Pledged Equity of each Subsidiary pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. The Pledged Debt of each Subsidiary pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissory notes (which notes shall have been delivered to the Collateral Trustee on or prior to March 28,
     2002) and, as of the date hereof, is not in default.

                    (f) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding shares of stock or equity interest of the issuers thereof indicated on Schedule II hereto. The Initial Pledged Debt constitutes all of the

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     outstanding indebtedness owed to such Grantor by the issuers thereof and is outstanding in the principal amount indicated on Schedule II hereto.

                    (g) All of the Security Collateral owned by such Grantor is listed on Schedule II hereto.

                    (h) To the knowledge of such Grantor, the Assigned Agreements to which such Grantor is a party have been duly authorized, executed and delivered by all parties thereto, have not been amended, amended and restated, supplemented or otherwise modified, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms. To the knowledge of such Grantor, as of the date hereof there exists no default under any Assigned Agreement to which such Grantor is a party by any party thereto.

                    (i) Upon the filing of a financing statement with the Secretary of State of the jurisdiction in which such Grantor is organized, which filing shall be made no later than April 8, 2002, all filings and other actions (including, without limitation, (A) actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and Section 16 of UETA and (B) actions necessary to perfect the Collateral Trustee's security interest with respect to Collateral evidenced by a certificate of ownership) necessary to perfect the security interest in the Collateral of such Grantor created under this Agreement will have been duly made or taken and will be in full force and effect, and this Agreement creates in favor of the Collateral Trustee for the benefit of the Representatives and the Secured Holders a valid and, together with such filings and other actions and except as otherwise permitted under the Senior Credit Facilities, perfected first priority security interest in the Collateral of such Grantor, securing the payment of the Secured Obligations except (i) Liens permitted under the Senior Credit Facilities, (ii) to the extent that any Collateral consists of any instrument, Security Collateral, letter of credit or chattel paper that has not been delivered to the Collateral Agent (it being understood and agreed that the failure of the Collateral Agent to take possession of any of the foregoing shall not impair in any respect the perfection of the security interest hereunder in such instrument or Security Collateral to the extent perfected by filing), (iii) with respect to Collateral located outside the United States with respect to which the Collateral Trustee has not perfected its security interest therein under applicable foreign law, (iv) with respect to any investment property (as defined in Section 9-102 of the UCC) with respect to which the Collateral Trustee has not obtained "control" (within the meaning of the applicable UCC), to the extent that the Collateral Trustee does not have such "control", (v) with respect to any Intellectual Property, to the extent that such Intellectual Property is not listed in a filing made pursuant to this Agreement with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable (it being understood and agreed that the failure to list any such Intellectual Property in any such filing with the U.S. Patent and Trademark Office or the U.S. Copyright Office shall not impair in any respect the perfection of the security interest hereunder in general intangibles as defined in the
     UCC), (vi) with respect to motor vehicles, the delivery of certificates of title with respect thereto, (vii) with respect to any Deposit Accounts located in a jurisdiction which would require actions other than filings under the applicable UCC, to the extent that such other actions have not been taken and (viii) to the extent applicable

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     law does not permit the creation or perfection of a security interest to be perfected by the filing of a financing statement under the UCC or a filing with the U.S. Patent and Trademark Office or the U.S. Copyright Office.

                    (j) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is or will be required for (i) the grant by such Grantor of the assignment, pledge and security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the assignment, pledge and security interest created hereunder (including, other than with respect to the Receivables, the first priority nature of such assignment, pledge or security interest), except for the filing of financing and continuation statements under the UCC, which financing statements will, upon filing, have been duly filed and will be in full force and effect, the recordation of the Intellectual Property Security Agreements referred to in
     Section 11(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the actions described in Section 4 with respect to Collateral, or (iii) the exercise by the Collateral Trustee of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except (A) with respect to motor vehicle, the delivery of certificates of title, (B) with respect to any Collateral to the extent applicable law does not permit the creation or perfection of a security interest to be perfected by the filing of a financing statement under the UCC or a filing in the U.S. Patent and Trademark Office or the U.S. Copyright Office and (C) as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally.

                    (k) The Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

                    (l)     As to itself and its Intellectual Property
     Collateral:

                         (i) As of the date hereof, such Grantor has received no written notice that the operation of such Grantor's business as currently conducted and the use of the Intellectual Property Collateral in connection therewith conflict with, infringe, misappropriate, dilute or otherwise violate the intellectual property rights of any third party the result of which would be reasonable likely to have a Material Adverse Effect.

                         (ii) The Intellectual Property Collateral set forth on Schedule V hereto includes all of the material patents, patent applications, domain names, trademark registrations and applications and Licenses owned as of the date hereof by such Grantor.

                         (iii) As of the date hereof, the Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Grantor's knowledge, is valid and enforceable, except to the extent such invalidity or unenforceability would not be reasonable likely to have a Material Adverse Effect. As of the date hereof, such Grantor is not aware of any uses of any material item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable the result of which would be reasonable likely to have a Material Adverse Effect.

                         (iv) As of April 8, 2002, such Grantor will have made or performed all filings, recordings and other acts and will have paid all required fees and taxes to maintain and protect its interest in each material item of Intellectual Property Collateral in full force and effect, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office, and recordation of any of its interests in the Copyrights with the U.S. Copyright Office.

                         (v)     The consummation of the transactions
          contemplated by the Transaction Documents will not result in the termination or impairment of any material Intellectual Property Collateral.

                         (vi) To the knowledge of such Grantor, each material License to which such Grantor is a party has been duly authorized, executed and delivered by all parties thereto, and as of the date hereof have not been amended, amended and restated, supplemented or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms. To the knowledge of such Grantor, as of the date hereof there exists no default under any material License to which such Grantor is a party by any party thereto.

                         (vii) To the best of such Grantor's knowledge, as of the date hereof none of the material Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor the result of which would be reasonably likely to have a Material Adverse Effect.

                         (viii) As of the date hereof, no Grantor material Intellectual Property Collateral is subject to any outstanding consent, settlement, order, decree, injunction, judgment or ruling restricting the use thereof or that would impair the validity or enforceability thereof which would be reasonably likely to have a Material Adverse Effect.

               SECTION 7. FURTHER ASSURANCES. (a) Each Grantor agrees that from time to time during the Security Period, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Collateral Trustee may request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such

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Grantor: (i) upon the occurrence of an Actionable Default, mark conspicuously each document included in Inventory, each chattel paper included in Receivables, each Related Contract, each Assigned Agreement and, at the request of the Collateral Trustee, each of its records pertaining to such Collateral with a legend, in form and substance satisfactory to the Collateral Trustee, indicating that such document, chattel paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by promissory notes or other instruments or chattel papers in excess of $5,000,000 in the aggregate, deliver and pledge to the Collateral Trustee hereunder such notes or instruments or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Trustee; (iii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Trustee may request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) deliver and pledge to the Collateral Trustee for its benefit and for benefit of the Representatives and the Secured Holders certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (v) upon the occurrence of an Event of Default, take all action necessary to ensure that the Collateral Trustee has control of Collateral consisting of deposit accounts, electronic chattel paper, investment property, letter-of-credit rights and transferable records as provided in Sections 9-105, 9-106 and 9-107 of the UCC and in Section 16 of UETA; (vi) upon the occurrence of an Actionable Default, take all action necessary to ensure that the Collateral Trustee has control of Collateral consisting of deposit accounts as provided in Section 9-104 of the UCC; (vii) at the request of the Collateral Trustee upon the occurrence of an Event of Default, take all action to ensure that the Collateral Trustee's security interest is noted on any certificate of ownership related to any Collateral evidenced by a certificate of ownership; and (viii) deliver to the Collateral Trustee evidence that all other action that the Collateral Trustee may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken.

               (b) Each Grantor hereby authorizes the Collateral Trustee to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Trustee to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

               (c) Each Grantor will furnish to the Collateral Trustee from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Trustee may reasonably request, all in reasonable detail.

               SECTION 8. AS TO EQUIPMENT AND INVENTORY. (a) Each Grantor will keep the Equipment and Inventory of such Grantor (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 6(b) or, upon 30 days' prior written notice to the Collateral Trustee, at such other places designated by the Grantor in such notice. Upon the

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giving of such notice, Schedule III shall be automatically amended to add any new locations specified in the notice.

               (b) Each Grantor will promptly furnish to the Collateral Trustee a statement respecting any loss or damage exceeding $5,000,000 to any of the Equipment or Inventory of such Grantor.

               SECTION 9. INSURANCE. (a) Each Grantor will, at its own expense, maintain insurance with respect to the Equipment and Inventory of such Grantor as required by the Senior Credit Facilities. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Collateral Trustee and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses (except for losses of less than $5,000,000 per occurrence) to be paid directly to the Collateral Trustee, PROVIDED that so long as no Actionable Default shall have occurred and be continuing, any such proceeds received by the Collateral Trustee shall promptly be paid to the applicable Grantor. Each such policy shall in addition (i) name such Grantor and the Collateral Trustee as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Trustee) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Trustee notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provide that there shall be no recourse against the Collateral Trustee for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Collateral Trustee by the insurer. Each Grantor will, if so requested by the Collateral Trustee, deliver to the Collateral Trustee original or duplicate policies of such insurance and, as often as the Collateral Trustee may reasonably request, a report of a reputable insurance broker with respect to such insurance.

               (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 9 may be paid directly to the Person who shall have incurred liability covered by such insurance.

               (c) So long as no Actionable Default shall have occurred and be continuing, all insurance payments received by the Collateral Trustee in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Collateral Trustee to the applicable Grantor. Upon the occurrence and during the continuance of any Actionable Default, all insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Trustee and shall be applied as specified in the Collateral Trust Agreement.

               (d)     Notwithstanding the foregoing, the provisions of this
Section 9 shall be applicable only during the Security Period.

               SECTION 10. POST-CLOSING CHANGES; BAILEES; COLLECTIONS ON ASSIGNED AGREEMENTS, RECEIVABLES AND RELATED CONTRACTS. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 6(a) of this Agreement without first giving at least 30 days' prior written notice to the Collateral Trustee and taking all action required by the Collateral Trustee for the purpose of perfecting or protecting the security interest granted by this Agreement. No

Grantor will change the location of the Equipment and Inventory or the place where it keeps the originals of the Assigned Agreements and Related Contracts to which such Grantor is a party and all originals of all chattel paper that evidence Receivables of such Grantor from the locations therefor specified in Sections 6(a) and 6(b) without first giving the Collateral Trustee 30 days' prior written notice of such change. No Grantor will become bound by a security agreement authenticated by another Person (determined as provided in Section 9-203(d) of the UCC) without giving the Collateral Trustee 30 days' prior written notice thereof and taking all action required by the Collateral Trustee to ensure that the perfection and first priority nature of the Collateral Trustee's security interest in the Collateral will be maintained. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will permit representatives of the Collateral Trustee at any reasonable time and from time to time, upon reasonable prior notice, to inspect and make abstracts from such records and other documents, PROVIDED, that unless an Event of Default shall have occurred and is continuing, the Collateral Trustee may take such actions only once during any fiscal quarter of any Grantor. If the Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Trustee of such organizational identification number.

               (b) Upon the occurrence of an Actionable Default, or, at any time with respect to any material portion of Collateral transferred from the leased premises of Celestica Corporation to a location owned or leased by a Person other than Celestica Corporation, if any Collateral of any Grantor is at any time in the possession or control of a warehouseman, bailee or agent, or if the Collateral Trustee so requests such Grantor will (i) notify such warehouseman, bailee or agent of the security interest created hereunder, (ii) instruct such warehouseman, bailee or agent to hold all such Collateral solely for the Collateral Trustee's account subject only to the Collateral Trustee's instructions (which shall permit such Collateral to be removed by such Grantor in the ordinary course of business until the Collateral Trustee notifies such warehouseman, bailee or agent that an Actionable Default has occurred and is continuing), (iii) use commercially reasonable efforts, to cause such warehouseman, bailee or agent to authenticate a record acknowledging that it holds possession of such Collateral for the Collateral Trustee's benefit and shall act solely on the instructions of the Collateral Trustee without the further consent of the Grantor or any other Person, and (iv) make such authenticated record available to the Collateral Trustee.

               (c) Except as otherwise provided in this subsection (c), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements, Receivables and Related Contracts. In connection with such collections during the Security Period, such Grantor may take (and, at the Collateral Trustee's direction after an Actionable Default, will take) such action as such Grantor or the Collateral Trustee may deem necessary or advisable to enforce collection of the Assigned Agreements, Receivables and Related Contracts; PROVIDED, HOWEVER, that the Collateral Trustee shall have the right at any time, upon the occurrence and during the continuance of an Actionable Default and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Assigned Agreements, Receivables and Related Contracts (the "OBLIGORS") of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Collateral Trustee and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Trustee and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements, Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Trustee referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements, Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Collateral Trustee hereunder, shall be segregated from other funds of such Grantor and, if any Actionable Default shall have occurred and be continuing, shall be forthwith paid over to the Collateral Trustee in the same form as so received (with any necessary indorsement) to be applied in accordance with the Collateral Trust Agreement and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any Obligor thereof, or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Assigned Agreements, Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof other than in the ordinary course of business as conducted on the date hereof.

               SECTION 11. AS TO INTELLECTUAL PROPERTY COLLATERAL. (a) With respect to each item of its material Intellectual Property Collateral, each Grantor agrees to take, at its expense, all reasonably necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and
(ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of the Collateral Trustee, discontinue use of or otherwise abandon any material Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer useful or desirable in the conduct of such Grantor's business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Collateral Trustee.

               (b) Each Grantor agrees promptly to notify the Collateral Trustee if such Grantor becomes aware (i) that any item of material Intellectual Property Collateral may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor's ownership of any material Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without

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limitation, the institution of any proceeding in the U.S. Patent and Trademark
Office or any court) regarding any item of material Intellectual Property Collateral, in each case if the result thereof would be reasonable likely to have a Material Adverse Effect.

               (c) In the event that any Grantor becomes aware that any item of material Intellectual Property Collateral is being infringed or misappropriated by a third party in a manner that would be reasonably likely to have a Material Adverse Effect, such Grantor shall promptly notify the Collateral Trustee and shall take such actions, at its expense, as such Grantor and, if an Actionable Default has occurred and is continuing, the Collateral Trustee deems reasonable and appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

               (d) No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its material Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain if the result thereof would be reasonably likely to have a Material Adverse Effect.

               (e) Each Grantor shall take all steps which it or, if an Actionable Default has occurred and is continuing, the Collateral Trustee deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided under any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

               (f) With respect to its Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit D hereto (an "INTELLECTUAL PROPERTY SECURITY AGREEMENT"), for recording the security interest granted hereunder to the Collateral Trustee in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

               (g) Each Grantor agrees that, should it obtain an ownership interest in any item of the type set forth in Section 1(g) that is not on the date hereof a part of the Intellectual Property Collateral (the "AFTER-ACQUIRED INTELLECTUAL PROPERTY"), (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. Each Grantor shall give written notice to the Collateral Trustee no less frequently than once in each six month period, identifying the After-Acquired Intellectual Property and such Grantor shall execute and deliver to the Collateral Trustee with such written notice, or otherwise authenticate, an IP Security Agreement Supplement covering such After-Acquired Intellectual Property for recording such IP Security Agreement Supplement with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

               SECTION 12. VOTING RIGHTS; DIVIDENDS; ETC. (a) So long as no Event of Default shall have occurred and be continuing:

                       (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; PROVIDED HOWEVER, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

                       (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Senior Credit Facilities; PROVIDED, HOWEVER, that any and all dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral, shall be, and shall be forthwith delivered to the Collateral Trustee to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Trustee, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Trustee as Security Collateral in the same form as so received (with any necessary indorsement).

                       (iii) The Collateral Trustee will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request and provide for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

                    (b) Upon the occurrence and during the continuance of an Actionable Default:

                         (i) All rights of each Grantor (A) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 12(a)(i) shall, upon notice to such Grantor by the Collateral Trustee, cease and (B) to receive the cash dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 12(a)(ii) and to receive and retain (x) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and (y) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral, shall automatically cease, and all such rights shall thereupon become vested in the Collateral Trustee, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

                         (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph
     (i) of this Section 12(b) shall be received in trust for the benefit of the Collateral Trustee, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Trustee as Security Collateral in the same form as so received (with any necessary indorsement).

               SECTION 13. AS TO LETTER-OF-CREDIT RIGHTS. (a) Each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Collateral Trustee, intends to (and hereby does) assign to the Collateral Trustee its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary. Except to the extent that the amount of any such letter of credit does not exceed $5,000,000, each Grantor will promptly use its commercially reasonable efforts to cause the issuer of such letter of credit and each nominated person (if any) with respect thereto to consent to such assignment of the proceeds thereof and deliver written evidence of such consent to the Collateral Trustee.

               (b) Upon the occurrence of an Actionable Default, each Grantor will, promptly upon request by the Collateral Trustee, (i) notify (and such Grantor hereby authorizes the Collateral Trustee to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Trustee hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Trustee or its designee and (ii) arrange for the Collateral Trustee to become the transferee beneficiary of letter of credit.

               SECTION 14. TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Senior Credit Facilities, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Senior Credit Facilities.

               (b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any stock or other equity interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other equity interests or other securities, PROVIDED HOWEVER, that, except for the pledge of 65% of the total voting power of each of Avaya (Gibraltar) Investments Limited and Avaya International Enterprises Limited, no shares of any foreign Subsidiary shall be subject to such pledge.

               SECTION 15. COLLATERAL TRUSTEE APPOINTED ATTORNEY-IN-FACT. Each Grantor hereby irrevocably appoints the Collateral Trustee such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time during the Security Period after an Actionable Default has occurred and is continuing, in the Collateral Trustee's discretion, to take any action and to execute any instrument that the Collateral Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                    (a) to obtain and adjust insurance required to be paid to the Collateral Trustee pursuant to Section 9,

                    (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                    (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause
     (a) or (b) above, and

                    (d) to file any claims or take any action or institute any proceedings that the Collateral Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Trustee with respect to any of the Collateral.

               SECTION 16. COLLATERAL TRUSTEE MAY PERFORM. If any Grantor fails to perform any agreement contained herein, the Collateral Trustee may, as the Collateral Trustee deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Trustee incurred in connection therewith shall be payable by such Grantor under Section 19.

               SECTION 17. THE COLLATERAL TRUSTEE'S DUTIES. The powers conferred on the Collateral Trustee hereunder are solely to protect the Representatives and the Secured Holders' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The duties of the Collateral Trustee are as set forth in Article VII of the Collateral Trust Agreement.

               SECTION 18. REMEDIES. If any Actionable Default shall have occurred and be continuing:

                    (a) The Collateral Trustee may, with the consent of the Required Representatives, and shall, at the request of the Required Representatives (as provided in the Collateral Trust Agreement), exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Holder upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Trustee forthwith, assemble all or part of the Collateral as directed by the Collateral Trustee and make it available to the Collateral Trustee at a place and time to be designated by the Collateral Trustee that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as may be commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                    (b) Any cash held by or on behalf of the Collateral Trustee and all cash proceeds received by or on behalf of the Collateral Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Trustee, be held by the Collateral Trustee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Trustee pursuant to Section 19) in whole or in part by the Collateral Trustee for its benefit and for the ratable benefit of the Representatives and the Secured Holders against, all or any part of the Secured Obligations, as set forth in Section 5.01 of the Collateral Trust Agreement.

                    (c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Trustee, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Trustee in the same form as so received (with any necessary indorsement).

                    (d) The Collateral Trustee may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

                    (e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill of the business connected with and symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Trustee or its designee such Grantor's know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual

     Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor. Any sale or other disposition of any such Intellectual Property Collateral shall be subject to any Licenses (an any right granted therein) existing at the time of such sale or disposition.

                    (f) If the Collateral Trustee shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 18, each Grantor agrees that, upon request of the Collateral Trustee, such Grantor will, at its own expense:

                         (i) execute and deliver, and cause each issuer of such Security Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Trustee, advisable to register such Security Collateral under the provisions of the Securities Act of 1933 (as amended from time to time, the "SECURITIES ACT"), to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of the Collateral Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                         (ii) use its reasonable good faith efforts to qualify the Security Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of such Security Collateral, as requested by the Collateral Trustee, PROVIDED that such Grantor shall not be required to qualify to do business or consent to general service of process in any such jurisdiction;

                         (iii) cause each such issuer of such Security Collateral to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of
          Section 11(a) of the Securities Act;

                         (iv) provide the Collateral Trustee with such other information as the Collateral Trustee may reasonably require to enable the Collateral Trustee to effect the sale of such Security Collateral; and

                         (v) do or cause to be done all such other acts and things as may reasonably be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

                    (g) The Collateral Trustee is authorized, in connection with any sale of the Security Collateral pursuant to this Section 18, to deliver or otherwise disclose to any prospective purchaser of the Security
     Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to subsection (f)(i) above; (ii) any information and projections provided to it pursuant to subsection (f)(iv) above; and (iii) any other information in its possession relating to such Security Collateral.

               SECTION 19. INDEMNITY AND EXPENSES. (a) Each Grantor agrees to indemnify the Collateral Trustee as and to the extent set forth in Section 6.06 of the Collateral Trust Agreement.

               (b) Each Grantor will upon demand pay to the Collateral Trustee the amount of any and all expenses, as and to the extent set forth in Section
6.03 of the Collateral Trust Agreement.

               SECTION 20.   AMENDMENTS; WAIVERS; ADDITIONAL GRANTORS; ETC.
(a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Trustee or any other Secured Holder to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

               (b) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a "SECURITY AGREEMENT SUPPLEMENT"), (i) such Person shall be referred to as an "ADDITIONAL GRANTOR" and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Collateral Documents to "Grantor" shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Collateral Documents to "Collateral" shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental schedules I-V attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-V, respectively, hereto, and the Collateral Trustee may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

               SECTION 21. NOTICES; ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered as set forth in Section 9.03 of the Collateral Trust Agreement. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

               SECTION 22. CONTINUING SECURITY INTEREST; ASSIGNMENTS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the earlier of the termination of the Security Period and the payment in full in cash of the Secured Obligations, (b) be binding upon each Grantor, its successors and assigns and
(c) inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Representatives on behalf of themselves and on behalf of the Secured Holders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Holder may assign or otherwise transfer all or any portion of its rights and obligations under any Debt Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided therein.

               SECTION 23. RELEASE; TERMINATION. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Collateral Documents (other than sales of Inventory in the ordinary course of business), the applicable Grantor may deliver to the Collateral Trustee a Notice of Partial Release (as defined in the Collateral Trust Agreement) and, upon satisfaction of the conditions set forth in Section 8.01 of the Collateral Trust Agreement, the security interest in such Collateral shall automatically, without further action, be released and the Collateral Trustee shall take such actions as are set forth in Section 8.01 of the Collateral Trust Agreement.

               (b) Upon the earliest of (i) the date on which all Secured Obligations shall have been paid in full after the Maturity Date applicable to each of the Senior Credit Facilities, (ii) the termination of the Security Period and (iii) the date on which the aggregate of the loans and available commitments under the Senior Credit Facilities (or any refinancing thereof) shall be not less than $400,000,000 and the Senior Lenders (or the lenders under such refinancing) shall have agreed that such loans and available commitments shall not be secured by a Lien, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Trustee will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

               SECTION 24. SECURITY INTEREST ABSOLUTE. The obligations of each Grantor under this Agreement are independent of the Secured Obligations or any other obligations of any other Grantor under or in respect of the Secured Agreements, and a separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against such Grantor or any other Grantor or whether such Grantor or any other Grantor is joined in any such action or actions; provided, that nothing contained herein shall be deemed a waiver of any Grantor's rights to assert any defense that may be available to any Grantor subject to the foregoing. All rights of the Collateral Trustee, the Representatives and the Secured Holders and the pledge, assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and each Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

               (a) any lack of validity or enforceability of any Secured Agreement or any other agreement or instrument relating thereto;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other obligations of any other Grantor under or in respect of the Secured Agreements or any other amendment or waiver of or any consent to any departure from any Secured Agreement, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Grantor or any of its Subsidiaries or otherwise;

               (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

               (d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other obligations of any other Grantor under or in respect of the Secured Agreements or any other assets of any Grantor or any of its Subsidiaries;

               (e) any change, restructuring or termination of the corporate structure or existence of any Grantor or any of its Subsidiaries;

               (f) any failure of the Collateral Trustee, any Representative or any Secured Holder to disclose to any Grantor any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Grantor now or hereafter known to such party (each Grantor waiving any duty on the part of such parties to disclose such information);

               (g) the failure of any other Person to execute this Agreement or any other Collateral Document, guaranty or agreement or the release or reduction of liability of any Grantor or other grantor or surety with respect to the Secured Obligations; or

               (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Trustee, any Representative or any Secured Holder that might otherwise constitute a defense available to, or a discharge of, such Grantor or any other Grantor or a third party grantor of a security interest.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Collateral Trustee, any Representative or any Secured Holder or by any other Person upon the insolvency, bankruptcy or reorganization of any Grantor or otherwise, all as though such payment had not been made.

               SECTION 25. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

               SECTION 26. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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                    [Rest of page intentionally left blank.]

 IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ADDRESS FOR NOTICES:                      AVAYA INC.
211 Mt. Airy Road
Basking Ridge, NJ  07920
                                          By: /s/ Rhonda Seegal
                                             -----------------------------------
                                             Name: Rhonda Seegal
                                             Title: Vice President and Treasurer

ADDRESS FOR NOTICES:                      AVAYA INTERNATIONAL LLC
211 Mt. Airy Road
Basking Ridge, NJ  07920
                                          By: /s/ Justin Choi
                                             -----------------------------------
                                             Name: Justin Choi
                                             Title: Vice President

ADDRESS FOR NOTICES:                      AVAYA TECHNOLOGY CORP.
211 Mt. Airy Road
Basking Ridge, NJ  07920
                                          By: /s/ Justin Choi
                                             -----------------------------------
                                              Name: Justin Choi
                                              Title: Vice President

ADDRESS FOR NOTICES:                      Executed as a Deed by
211 Mt. Airy Road                         AVAYA (GIBRALTAR) INVESTMENTS
Basking Ridge, NJ  07920                  LIMITED, a corporation organized under
                                          the laws of Gibraltar, as Grantor, and
                                          signed by a Director and an Authorised
                                          Signatory

                                          By: /s/ Michael Nelson
                                             -----------------------------------
                                             Name: Michael Nelson
                                             Title: Director


                                          By: /s/ Christopher Jentile
                                             -----------------------------------
                                             Name: Christopher Jentile
                                             Title: Authorised Signatory

                                          THE BANK OF NEW YORK, not in its
                                          individual capacity but solely as
                                          Collateral Trustee

                                          By: /s/ Kevin Cherin
                                             -----------------------------------
                                             Name: Kevin Cherin
                                             Title: Vice President